Exhibit 99.2

To Our Employees,

Last week we promised that we would keep you updated on progress toward the sale of the company to a company formed at the direction of investment funds (“Permira Funds”) advised by Permira Advisers LLC.   This week we received an unsolicited, non-binding offer from Plato Learning to acquire RLI for $15.50 per share (which is $.65 per share higher than the Permira agreement).   Our Board of Directors considered all aspects of this proposal and, together with our financial advisors, determined that the proposal could reasonably be expected to lead to a superior proposal.  As a result, we have determined to engage in discussions with Plato.    It is very early in the process and this does not mean we have reached any agreement with Plato.   We will keep you informed as much as we can, as we will with the overall process.  Attached is the press release issued today explaining this development.

These types of developments are not uncommon.  Renaissance Learning is a quality company with outstanding products and people, so perhaps we should not be surprised that others view us as desirable.   It is important to note that Board has not changed its recommendation; it continues to recommend that shareholders vote in favor of the merger with affiliates of the Permira Funds and the management team is moving forward on schedule with the process of closing the transaction with affiliates of the Permira Funds.

All of this can be a huge distraction.  Our most important task is running our business and taking care of our customers.  The best thing that we can all do is to focus on our jobs and keep our customers’ needs and our mission – accelerating learning – as our top priority.  Our concern for the customer and for accelerating learning is what makes us unique and the quality organization that we are, and we need to maintain those high standards.  I know I can count on all of you to do just that as we work through this process.

If you have any questions, please utilize the email box we established for that purpose – FAQ@renlearn.com.

Glenn

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance

Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

Forward-Looking Statements

Statements about the potential effects of the unsolicited non-binding proposal and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, the unsolicited non-binding proposal may not result in a definitive merger agreement for an alternative transaction.  Moreover, Renaissance Learning may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning will file with the SEC and furnish to Renaissance Learning’s shareholders a proxy statement.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Renaissance Learning will file with the SEC.